As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-197389

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESCALERA RESOURCES CO.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	83-0214692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles F. Chambers, Chairman, President and

Chief Executive Officer

Escalera Resources Co.

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Reid A. Godbolt, Esq.

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

(303) 573-1600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock par value $0.10 per share
Preferred Stock
Warrants
Senior debt securities
Subordinated debt securities
Convertible debt securities
Units
Total	$200,000,000	$200,000,000	$25,760(3)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $200,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $200,000,000. Such amount represents the principal amount of any Debt Securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any Common Stock, Preferred Stock, Warrants or Units. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest and dividends, if any.
(3)	Previously paid

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ESCR.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on a national securities exchange or quoted on an automated quotation system. On August 8, 2014, the closing price for our common stock on the NASDAQ Global Select Market was $2.20 per share. As of August 8, 2014, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $27,808,000, which was calculated based on 12,994,567 shares of outstanding common stock held by non-affiliates and on a closing price per share of $2.14 on August 8, 2014. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. During any 12-month period from and after the date of this prospectus, we will not sell securities in primary offerings under General Instruction I.B.6 of Form S-3 having an aggregate market value of more than one-third of our public float.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2014

PRELIMINARY PROSPECTUS

$200,000,000

ESCALERA RESOURCES CO.

Common Stock

Preferred Stock

Warrants

Debt Securities

By this prospectus Escalera Resources Co. may from time to time offer common stock, preferred stock, warrants, senior debt securities, subordinated debt securities, convertible debt securities and units.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will describe the specific terms of the securities we actually offer. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

i

FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS

This prospectus includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumption which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the Risk Factors set forth in our Form 10-K/A for the year ended December 31, 2013 in Part I, “Item 1A. Risk Factors” and the following factors:

•	a decline in natural gas or oil prices;

•	our ability to increase our natural gas and oil reserves;

•	our ability to obtain, or a decline in, natural gas or oil production;

•	our future capital requirements and availability of capital resources to fund capital expenditures;

•	the changing political and regulatory environment in which we operate;

•	our ability to successfully identify, execute, integrate and profitably operate any future acquisitions;

•	the actions of third party co-owners of interests in properties in which we also own an interest, and in particular those which we do not operate or control;

•	our ability to maintain adequate liquidity in connection with current natural gas prices;

•	the shortage or high cost of equipment, qualified personnel and other oil field services;

•	general economic conditions, tax rates or policies, interest rates and inflation rates;

•	incorrect estimates of required capital expenditures;

•	the amount and timing of capital deployment in new investment opportunities;

•	changes in or compliance with laws and regulations, particularly those relating to drilling, and safety and protection of the environment such as initiatives related to drilling and well completion techniques including hydraulic fracturing;

•	the volumes of production from our natural gas and oil development properties, which may be dependent upon issuance by federal and state governments, or agencies thereof, of drilling, environmental and other permits;

•	our ability to market and find reliable and economic transportation for our gas;

•	industry and market changes, including the impact of consolidations and changes in competition;

•	our ability and the ability of our partners to continue to develop the Atlantic Rim project;

•	the credit worthiness of third parties with which we enter into hedging and business agreements;

•	our ability to interpret 2-D and 3-D seismic data;

•	numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and actual future production rates and associated costs;

•	the volatility of our stock price; and

•	the outcome of any future litigation or similar disputes and the impact on any such outcome or related settlements.

We may also make material acquisitions or divestitures or enter into financing or other transactions. None of these events can be predicted with certainty and the possibility of their occurring is not taken into consideration in the forward-looking statements.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $200,000,000 including the U.S. dollar equivalent of non-U.S. dollar offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Escalera” “we,” “us,” “our”, and “the Company” mean Escalera Resources Co. and its subsidiaries. Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act. Our SEC filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, the materials we filed electronically with the SEC are available at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents we have filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including those listed below:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2013 filed with the SEC on September 12, 2014;

•	the portions of our definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on June 17, 2014 that have been incorporated by reference into our Annual Report on Form 10-K/A;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2014, February 2, 2014, March 13, 2014, March 27, 2014, March 28, 2014 (Form 8-K/A), April 9, 2014, April 30, 2014, May 19, 2014, June 5, 2014, June 23, 2014, August 19, 2014, August 20, 2014 and September 5, 2014 (with the exception in each case of any information contained in such documents which has been “furnished” and not deemed “filed” which is not incorporated by reference into this prospectus);

•	any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus;

•	the description of our common stock contained in our Form 8-A filed with the SEC on December 10, 1996; and

•	all filings we make with the SEC pursuant to the Exchange Act, after the date of this registration statement and prior to the effectiveness of the registration statement (excluding any portion of such documents which are furnished and not filed with the SEC).

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Adam Fenster, Chief Financial Officer, Escalera Resources Co., 1675 Broadway, Suite 2200, Denver, Colorado 80202, telephone (303) 794-8445.

ESCALERA RESOURCES CO.

Escalera Resources Co. is an independent energy company engaged in the exploration, development, production and sale of natural gas and crude oil, primarily in the Rocky Mountain basins of the western United States. We were incorporated in Wyoming in 1972 and reincorporated in Maryland in 2001. Our common stock is publicly traded on the NASDAQ Global Select Market under the symbol “ESCR” and our Series A Cumulative Preferred Stock (“Series A Preferred Stock”) is traded on the NASDAQ Global Select Market under the symbol “ESCRP”. Our corporate offices are located at 1675 Broadway, Suite 2200, Denver, Colorado 80202, and our telephone number is (303) 794-8445. Our website is www.escaleraresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

Our current production primarily consists of natural gas from two core properties located in southwestern Wyoming. We have coalbed methane (“CBM”) reserves and production in the Atlantic Rim Area of the eastern Washakie Basin, and tight gas reserves and production on the Pinedale Anticline in the Green River Basin of Wyoming. Substantially all of our revenues are generated through the sale of natural gas and oil production at market prices and the settlement of commodity hedges. We also hold acreage with exploration potential in the Greater Green River Basin of Wyoming and the Huntington Basin of Nevada. Approximately 98% of our 2013 production volume was natural gas.

As of December 31, 2013, we had estimated proved reserves of 72.8 Bcf of natural gas and 314 MBbl of oil, or a total of 74.7 Bcfe. Of these estimated proved reserves, 80% were proved developed and 97% were natural gas. The proved oil and gas reserves at December 31, 2013 had a PV-10 value of approximately $78.2 million.

RISK FACTORS

You should carefully consider the factors contained in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 under the heading “Risk Factors” before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in this prospectus speculative or risky.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below (dollar amounts below are in thousands)

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012		2011	2010	2009
Ratio of Earnings to Fixed Charges		(1)		(1)(3)		(1)(3)	12.9	5.4	1.7
Ratio of Earnings to Combined Fixed Charges and Series A Preferred Stock Dividends		(2)		(2)(3)		(2)(3)	2.7	1.3		(2)

(1)	Earnings for the six months ended June 30, 2014, and the years ended December 31, 2013 and 2012 were insufficient to cover fixed charges by approximately $8,368, $19,813 and $16,066, respectively.
(2)	Earnings for the six months ended June 30, 2014, and the years ended December 31, 2013, 2012 and 2009 were insufficient to cover fixed charges and preferred stock dividends by approximately $10,230, $23,536, $19,789 and $4,872, respectively.
(3)	Earnings for the years ended December 31, 2013 and 2012 included non-cash impairment charges of $4,812 and $4,430, respectively, and unrealized non-cash losses on our commodity derivative instruments of $6,915 and $7,410, respectively.

Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and Series A Preferred Stock dividends were computed based on:

“earnings,” which is the amount resulting from adding:

•	income (loss) before income taxes;

•	fixed charges;

and subtracting:

•	interest capitalized.

“fixed charges,” which means the sum of the following:

•	interest, expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within rental expense.

“Series A Preferred Stock Dividends”, which is the amount of cash dividends paid on our Series A Preferred Stock, “grossed up” using our effective tax rate in periods in which we had an income tax provision to represent the amount of pre-tax earnings required to cover the dividend payment. In periods which we had an income tax benefit, the amount is not tax-effected.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants;

•	senior debt securities;

•	subordinated debt securities;

•	convertible debt; or

•	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 50,000,000 shares of common stock, $0.10 par value per share, and 10,000,000 shares of preferred stock, $0.10 par value per share. Our issued and outstanding shares of common stock as of August 8, 2014 consisted of 14,260,900 shares, which were held by approximately 4,250 stockholders of record. Our issued and outstanding shares of our Series A Cumulative Preferred Stock as of August 8, 2014 consisted of 1,610,000 shares, which were held by approximately 2,500 stockholders of record.

The following description of our common and preferred stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

For all matters submitted to a vote of stockholders, holders of common stock are entitled to one vote for each share registered in his or her name on our books and they do not have cumulative voting rights in the election of directors. Each share of the common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets that are available for distribution to the holders of the common stock. We have not paid any cash dividends since our inception. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our articles of incorporation and without stockholder action.

Preferred Stock

Our articles of incorporation authorize the issuance of preferred stock and authorize our board of directors to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

In 2007, our stockholders approved an amendment to our articles of incorporation to provide for the issuance of up to 10,000,000 shares of preferred stock, and we subsequently completed a public offering of 1,610,000 shares of 9.25% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) at a price of $25.00 per share.

Holders of the Series A Preferred Stock are entitled to receive, when and as declared by our board, dividends at a rate of 9.25% per annum ($2.3125 per annum per share). The Series A Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions except, under certain circumstances, upon a change of ownership or control, as defined We may redeem the Series A Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

The shares of Series A Preferred Stock are classified outside of permanent equity on the consolidated balance sheets due to the change of control redemption provision applicable to such shares. Following a change of ownership or control of the company by a person or entity in which our common stock is no longer traded on a national exchange, we will be required to redeem the Series A Preferred Stock within 90 days after the date on which the change of ownership or control occurred for cash. In the event of liquidation, the holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends, before any payments are made to the holders of our common stock.

Holders of the Series A Preferred Stock generally have no voting rights. However, if cash dividends on any outstanding Series A Preferred Stock are in arrears for any six consecutive or non-consecutive quarterly dividend periods, or we fail to maintain a national market listing, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on the board until such time as the national market listing is obtained or the dividend arrearage is eliminated.

For any future offering of preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Certain Provisions of our Articles of Incorporation, Bylaws and Maryland Law

Our Articles of Incorporation and Bylaws

Our articles of incorporation and our bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

•	Filling Board of Directors Vacancies; Removal. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office or by a sole remaining director. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares entitled to vote.

•	Unanimous Consent of Stockholders Required for Action by Written Consent. Under our bylaws, stockholder action may be taken without a meeting only by unanimous written consent of all of our stockholders.

•	No Cumulative Voting. The Maryland General Corporation Law provides that stockholders are not entitled to cumulative votes in the election of directors unless the articles of incorporation provide otherwise. Our articles of incorporation expressly prohibit cumulative voting.

Maryland Business Statutes

As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions can occur. These provisions of Maryland law may have the effect of discouraging offers to acquire us even if the acquisition would be advantageous to our stockholders. These provisions include:

•	Unsolicited takeover provisions. Maryland law provides that the board of directors of a Maryland corporation is not subject to higher duties with regard to actions taken in a takeover context. These provisions may make it more difficult to effect an unsolicited takeover of a Maryland corporation. Maryland law also allows publicly held corporations with at least three independent directors to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

•	Business combination with interested stockholders. The Maryland Business Combination Act provides that a Maryland corporation may not engage in business combinations with an “interested stockholder” or its affiliates, for five years after the most recent date on which the interested stockholder became an interested stockholder and thereafter unless the board approved the transaction in which the interested stockholder became an interested stockholder, or the Maryland corporation has exempted itself from the statute in its articles of incorporation. We have elected not to exempt our company from this statute. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless:

•	the board of directors recommended the transaction, and

•	the transaction was approved by 80% of the outstanding shares of voting stock entitled to be cast and by a majority of the votes entitled to be cast by holders of voting stock other than shares owned by the interested stockholder.

•	Acquisition of control shares. The Maryland Control Share Acquisition Act provides, unless the Maryland corporation opts out of this statute, where a stockholder acquires issued and outstanding shares of a corporation’s voting stock within one of the following ranges:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more,

stockholder approval of the acquisition must be obtained before the stockholder may vote the shares. The required stockholder vote is two-thirds of all votes entitled to be cast each time a stockholder acquires control shares in an amount sufficient to cross one of the thresholds noted above, excluding shares held by the corporation’s directors.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an acquiring person statement and an undertaking to pay expenses for a special meeting, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days after the demand to consider the voting rights of the acquired shares. If no request for a special meeting is made, the corporation may present the matter at a stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of those shares are considered and not approved. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal or “dissenters” rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. A control share acquisition does not include any merger, consolidation or share exchange where we are a party to such transaction. Our bylaws do not contain a provision exempting acquisitions by any person of our shares of common stock from the control share acquisition statute.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder to purchase such number of shares of common stock, preferred stock, amount of debt securities or such other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, debt securities or other securities, holders of such warrants will not have any of the rights of holders of common stock, preferred stock, debt securities or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, or as part of a unit coupled with other securities covered by this registration statement, from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Any debt securities issued using this prospectus (“Debt Securities”) will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939 (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will mature;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

•	the place or places where payments on the Debt Securities will be payable;

•	whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	whether the Debt Securities will be issued pursuant to a medium-term note program;

•	whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Conversion Rights

The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities. The Debt Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 610).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 1107).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 305).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 305).

Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest payment date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 1001).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Highly Leveraged Transaction

The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given, as provided in such Indenture;

(6)	Indebtedness of ourself, or any Restricted Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

(7)	any judgment or decree for the payment of money in excess of $20,000,000 is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(8)	certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 501).

If an Event of Default (other than an Event of Default described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 501). For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 507). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 512).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 602).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification, amendment or waiver (Section 902).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

•	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article IV).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Article XV, relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Article XV applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

•	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect concludes that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 1503).

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 106).

Title

We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF UNITS

We may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separate and transferred by the holder separately. There may or may not be an active market or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over–allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over–allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

The validity of the issuance of the securities covered by this prospectus has been passed upon for us by Jones & Keller, P.C., Denver, Colorado.

EXPERTS

The consolidated financial statements of Escalera Resources Co. incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2013 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc. incorporated by reference in this registration statement has been included herein in reliance upon the authority of such firm as experts in reserve engineering.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. We also have adopted, in our Articles of Incorporation, a provision under Section 2-405.2 of the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Escalera Resources Co. of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.

Securities and Exchange Commission Filing Fee		$25,760
Printing Expenses*	$		*
Accounting Fees and Expenses*	$		*
Legal Fees and Expenses*	$		*
Transfer Agent and Depository, Trustees’ Fees and Expenses*	$		*
Miscellaneous*	$		*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 2-418 of the General Corporation Law of the State of Maryland (the “Maryland Code”) provides for mandatory indemnification against reasonable expenses incurred by directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are successful, on the merits or otherwise, in defense of the proceeding. In addition, a corporation may indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The Maryland Code also permits a corporation to expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of shareholders or directors not involved in the proceeding, or otherwise. However, a corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director of officer is adjudged to be liable to the corporation.

The Company’s bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. The Company also has adopted, in its Articles of Incorporation, a provision under Section 2-405.2 of the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

Item 16. Exhibits.

Note: Double Eagle Petroleum Co. has changed its name to Escalera Resources Co. effective April 1, 2014.

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

2.1	Agreement and Plan of Merger, dated March 30, 2009, by and among Double Eagle Petroleum Co., DBLE Acquisition Corporation, and Petrosearch Energy Corporation (incorporated by reference from Exhibit 2.1 of Double Eagle’s Current Report on Form 8-K, filed on March 30, 2009).

2.2	Form of Voting Agreement (incorporated by reference from Exhibit 2.2 of Double Eagle’s Current Report on Form 8-K, filed on March 30, 2009).

3.1(a)	Articles of Incorporation filed with the Maryland Secretary of State on January 23, 2011 (incorporated by reference from Exhibit 3.1(a) of Double Eagle’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(b)	Certificate of Correction filed with the Maryland Secretary of State on February 15, 2001 concerning the Articles of Incorporation (incorporated by reference from Exhibit 3.1(b) of Double Eagle’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(c)	Certificate of Correction filed with the Maryland Secretary of State (incorporated by reference from Exhibit 3 of Double Eagle’s Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001).

3.1(e)	Certificate of Correction to the Articles of Incorporation, filed with the Maryland Department of Assessments and Taxation on June 1, 2007 (incorporated by reference from Exhibit 3.3 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(f)	Articles of Amendment, filed with the Maryland Department of Assessments and Taxation on June 26, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(g)	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007 (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(h)	Articles Supplementary of Junior Participating Preferred Stock, Series B, dated as of August 21, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K filed August 28, 2007).

3.2(a)	Second Amendment and Restated Bylaws of Double Eagle (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K filed June 11, 2007).

3.2(a)	Amendment to the Second Amended and Restated Bylaws of Double Eagle (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed September 28, 2012)

4.1	Shareholder Rights Agreement, dated as of August 24, 2007 (incorporated herein by reference to the Company’s Current Report on Form 8-A filed on August 24, 2007).

4.2	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007 (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K dated June 29, 2007).

4.3	Articles Supplementary of Junior Participating Preferred Stock, Series B, dated as of August 21, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K dated August 28, 2007).

4.4	Form of Senior Debt Indenture (incorporated by reference from Exhibit 4.4 of Escalera Resources Co.’s Form S-3 dated July 11, 2014).

4.5	Form of Subordinated Debt Indenture (incorporated by reference from Exhibit 4.5 of Escalera Resources Co.’s Form S-3 dated July 11, 2014).

4.6	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.7	Form of Warrant Agreement (Debt) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1*	Opinion of Jones & Keller, P.C. regarding legality of securities being registered.

10.1(a)	Double Eagle Petroleum Co. 2007 Stock Incentive Plan, including the Form of Incentive Stock Option Agreement (incorporated by reference from Exhibits 10.1, 10.2 and 10.3 of Double Eagle’s Current Report on Form 8-K filed May 29, 2007).

10.1(d)	Amended and Restated Credit Agreement dated February 5, 2010, among the Company and Bank of Oklahoma, N.A., and the other lenders named therein (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed February 9, 2010).

10.1(e)	Double Eagle Petroleum Co. 2010 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form S-8 filed July 23, 2010).

10.1(f)	First Amendment to Amended and Restated Credit Agreement, dated August 6, 2010, between Double Eagle and Bank of Oklahoma, N.A. et al (incorporated by reference from Double Eagle’s Current Report on Form 8-K filed August 9, 2010).

10.1(g)	Second Amendment to Amended and Restated Credit Agreement, dated March 7, 2011 between Double Eagle and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed March 10, 2011).

10.1(h)	Third Amendment to Amended and Restated Credit Agreement, dated October 24, 2011 between Double Eagle and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed October 26, 2011).

10.1(i)	Purchase and Sale Agreement dated August 16, 2012 between Anadarko E&P Company LP as seller and Double Eagle Petroleum Co. (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed August 21, 2012).

10.1(j)	Purchase and Sale Agreement dated August 16, 2012 between WGR Asset Holding Company LLC as seller and Double Eagle Petroleum Co. (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed August 21, 2012).

10.1(k)	Consulting Agreement between Double Eagle and AW Fenster & Co, dated January 30, 2014; (incorporated by reference from Exhibit 10.1(k) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

10.1(l)	Sixth Amendment to Amended and Restated Credit Agreement, dated April 24, 2014 between Escalera Resources Co. and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1(b) of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed on May 15, 2014).

10.1(m)*	Credit Agreement, dated August 29, 2014 between Escalera Resources Co. and Societe Generale et al.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

14.1	Code of Business Conduct and Ethics (incorporated by reference from Exhibit 99.2 of Double Eagle’s Annual Report on Form 10-KSB filed for the year ended December 31, 2004).

21.1	Subsidiaries of registrant; (incorporated by reference from Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of Jones & Keller, P.C. (included in the opinion regarding legality set forth in Exhibit 5.1).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1	Power of Attorney (included on the signature page hereof).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (Subordinated Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of September, 2014.

ESCALERA RESOURCES CO.

By:	/s/ Charles F. Chambers
Charles F. Chambers, Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Susan G. Reeves Susan G. Reeves	Director	September 12, 2014

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Charles F. Chambers and Adam Fenster, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles F. Chambers Charles F. Chambers	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	September 12, 2014

/s/ Adam Fenster Adam Fenster	Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2014

/s/ Neil Bush Neil Bush	Director	September 12, 2014

/s/ Roy G. Cohee Roy G. Cohee	Director	September 12, 2014

/s/ Brent Hathaway Brent Hathaway	Director	September 12, 2014

/s/ Richard Dole Richard Dole	Director	September 12, 2014

/s/ Taylor Simonton Taylor Simonton	Director	September 12, 2014

EXHIBIT INDEX

The following is a complete list of Exhibits filed as part of this Registration Statement:

Note: Double Eagle Petroleum Co. has changed its name to Escalera Resources Co. effective April 1, 2014.

Number	Description

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

2.1	Agreement and Plan of Merger, dated March 30, 2009, by and among Double Eagle Petroleum Co., DBLE Acquisition Corporation, and Petrosearch Energy Corporation (incorporated by reference from Exhibit 2.1 of Double Eagle’s Current Report on Form 8-K, filed on March 30, 2009).

2.2	Form of Voting Agreement (incorporated by reference from Exhibit 2.2 of Double Eagle’s Current Report on Form 8-K, filed on March 30, 2009).

3.1(a)	Articles of Incorporation filed with the Maryland Secretary of State on January 23, 2011 (incorporated by reference from Exhibit 3.1(a) of Double Eagle’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(b)	Certificate of Correction filed with the Maryland Secretary of State on February 15, 2001 concerning the Articles of Incorporation (incorporated by reference from Exhibit 3.1(b) of Double Eagle’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(c)	Certificate of Correction filed with the Maryland Secretary of State (incorporated by reference from Exhibit 3 of Double Eagle’s Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001).

3.1(e)	Certificate of Correction to the Articles of Incorporation, filed with the Maryland Department of Assessments and Taxation on June 1, 2007 (incorporated by reference from Exhibit 3.3 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(f)	Articles of Amendment, filed with the Maryland Department of Assessments and Taxation on June 26, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(g)	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007 (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K filed June 29, 2007).

3.1(h)	Articles Supplementary of Junior Participating Preferred Stock, Series B, dated as of August 21, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K filed August 28, 2007).

3.2(a)	Second Amendment and Restated Bylaws of Double Eagle (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K filed June 11, 2007).

3.2(a)	Amendment to the Second Amended and Restated Bylaws of Double Eagle (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed September 28, 2012).

4.1	Shareholder Rights Agreement, dated as of August 24, 2007 (incorporated herein by reference to the Company’s Current Report on Form 8-A filed on August 24, 2007).

4.2	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on June 29, 2007 (incorporated by reference from Exhibit 3.2 of Double Eagle’s Current Report on Form 8-K dated June 29, 2007).

4.3	Articles Supplementary of Junior Participating Preferred Stock, Series B, dated as of August 21, 2007 (incorporated by reference from Exhibit 3.1 of Double Eagle’s Current Report on Form 8-K dated August 28, 2007).

Number	Description

4.4	Form of Senior Debt Indenture (incorporated by reference from Exhibit 4.4 of Escalera Resources Co.’s Form S-3 dated July 11, 2014).

4.5	Form of Subordinated Debt Indenture (incorporated by reference from Exhibit 4.5 of Escalera Resources Co.’s Form S-3 dated July 11, 2014).

4.6	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.7	Form of Warrant Agreement (Debt) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1*	Opinion of Jones & Keller, P.C. regarding legality of securities being registered.

10.1(a)	Double Eagle Petroleum Co. 2007 Stock Incentive Plan, including the Form of Incentive Stock Option Agreement (incorporated by reference from Exhibits 10.1, 10.2 and 10.3 of Double Eagle’s Current Report on Form 8-K filed May 29, 2007).

10.1(d)	Amended and Restated Credit Agreement dated February 5, 2010, among the Company and Bank of Oklahoma, N.A., and the other lenders named therein (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed February 9, 2010).

10.1(e)	Double Eagle Petroleum Co. 2010 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form S-8 filed July 23, 2010).

10.1(f)	First Amendment to Amended and Restated Credit Agreement, dated August 6, 2010, between Double Eagle and Bank of Oklahoma, N.A. et al (incorporated by reference from Double Eagle’s Current Report on Form 8-K filed August 9, 2010).

10.1(g)	Second Amendment to Amended and Restated Credit Agreement, dated March 7, 2011 between Double Eagle and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed March 10, 2011).

10.1(h)	Third Amendment to Amended and Restated Credit Agreement, dated October 24, 2011 between Double Eagle and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed October 26, 2011).

10.1(i)	Purchase and Sale Agreement dated August 16, 2012 between Anadarko E&P Company LP as seller and Double Eagle Petroleum Co. (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed August 21, 2012).

10.1(j)	Purchase and Sale Agreement dated August 16, 2012 between WGR Asset Holding Company LLC as seller and Double Eagle Petroleum Co. (incorporated by reference from Exhibit 10.1 of Double Eagle’s Current Report on Form 8-K filed August 21, 2012).

10.1(k)	Consulting Agreement between Double Eagle and AW Fenster & Co, dated January 30, 2014 (incorporated by reference from Exhibit 10.1(k) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

10.1(l)	Sixth Amendment to Amended and Restated Credit Agreement, dated April 24, 2014 between Escalera Resources Co. and Bank of Oklahoma, N.A., et al (incorporated by reference from Exhibit 10.1(b) of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed on May 15, 2014).

10.1(m)*	Credit Agreement, dated August 29, 2014 between Escalera Resources Co. and Societe Generale et al.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

14.1	Code of Business Conduct and Ethics (incorporated by reference from Exhibit 99.2 of Double Eagle’s Annual Report on Form 10-KSB filed for the year ended December 31, 2004).

21.1	Subsidiaries of registrant (incorporated by reference from Exhibit 10.1(k) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

23.1*	Consent of Hein & Associates LLP.

Number	Description

23.2*	Consent of Jones & Keller, P.C. (included in the opinion regarding legality set forth in Exhibit 5.1).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1	Power of Attorney (included on the signature page hereof).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (Subordinated Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

*	Filed herewith.